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                                                                   EXHIBIT 10.21

                                PROMISSORY NOTE
                                ---------------

$104,107                                           June 12, 1997

          For value received, Jon M. Rogers, M.D. (the "Executive") and Traci J. Rogers, with an address at 404 Cannon Court, Wayne, PA 19087 (each, a "Maker" and collectively, the "Makers"), jointly and severally, hereby promise to pay to the order of ViroPharma Incorporated, a Delaware corporation with an address at 76 Great Valley Parkway, Malvern PA 19355 (the "Payee"), the principal sum of One Hundred Four Thousand One Hundred Seven Dollars ($104,107) (the "Original Principal Amount"), or such lesser amount as determined in accordance with Sections 1(c) and 3(a) below, in lawful money of the United States of America, together with interest thereon, subject to the terms and conditions as hereinafter provided. The principal sum outstanding from time to time hereunder shall bear interest at an annual rate of 6.8% per annum (subject to Sections 3(d) and 6 below). The interest due hereunder shall be calculated on the basis of a 365-day year by multiplying the interest rate in effect hereunder by a fraction, the numerator of which is the actual number of days the principal sum is outstanding and the denominator of which is 365.

1.   Purpose; Use of Proceeds; Principal Adjustment.
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     (a) This Promissory Note (this "Note") is executed by the Makers in connection with the Makers' relocation ("Relocation") required by Executive's employment by Payee, the reasonable costs and expenses that the Makers' have incurred in connection therewith, and Payee's agreement, subject to the conditions set forth below, to reimburse Payee for such reasonable costs and expenses in an amount not to exceed the Original Principal Amount first set forth above. This Note, by itself, is not intended by Payee to preclude Executive from participation in future compensation increases that may, in the sole discretion of Payee, be made available by Payee to its officers and employees from time to time.

     (b) The Makers shall use all of the proceeds of this Note to defray the reasonable costs and expenses realized or incurred by the Makers in connection with the Relocation, including but not limited to any loss on the sale of the Makers' former residence; moving, closing and other costs incident to the Makers' purchase of a new residence; and a down payment on such new residence (collectively, the "Relocation Costs"), but for no other purpose.

     (c) The Original Principal Amount first set forth above reflects the Makers' estimate of the Relocation Costs previously provided by them to Payee (the "Estimated Relocation Costs"). The Makers shall provide Payee, within five
(5) business days after the closing of the purchase of the Makers' new residence (the "Closing"), with an itemized list of the Relocation Costs actually incurred by the Makers (the "Actual Relocation Costs"), together with a copy of the settlement sheet prepared at the Closing and copies of such other invoices and receipts that are available to document the Actual Relocation Costs. The Actual Relocation Costs shall be subject to the approval of Payee, such approval not to be unreasonably withheld by Payee (the Actual Relocation Costs so approved, the "Approved Relocation Costs"). If the Approved Relocation Costs are less than the Estimated Relocation Costs, then (i) the Makers shall remit to Payee, within five (5) business days after Payee's request, the difference between the Estimated Relocation Costs minus the Approved Relocation Costs (the "Excess"), and (ii) upon Payee's receipt of the Excess, the principal amount due under this Note automatically shall be adjusted to reflect the Approved Relocation Costs (the "Adjusted Principal Amount"). In no event shall Payee have any additional obligation to the Makers if the Actual Relocation Costs or the Approved Relocation Costs exceed the Estimated Relocation Costs.
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2.   Insurance.  Within a reasonable time after the date hereof, Payee may
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attempt to acquire an insurance policy on the life of Executive (the "Insurance
Policy") that names Payee as the loss payee. Executive shall cooperate with Payee in obtaining the Insurance Policy, and Executive warrants that he has no knowledge of any facts concerning his physical health or otherwise that would discourage a reputable insurance company from insuring the life of Executive at reasonable rates and based on generally accepted insurance underwriting standards.

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3.   Principal Reduction and Payment.
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     (a) Subject to the terms and conditions set forth below, on each one (1)
year anniversary of this date of this Note, commencing on the first anniversary of the date of this Note and continuing through and including the fourth anniversary of the date of this Note (such four year period, the "Forgiveness Term"), the principal amount of this Note shall be reduced by the product of twenty-five percent (25%) times the lesser of the Original Principal Amount set forth in the first paragraph of this Note or the Adjusted Principal Amount determined in accordance with Section 1(c) above (each, a "Forgiven Installment"), and on and after each such anniversary date the Makers shall have no further obligation to pay Payee, and Maker shall be released from all liability to Payee with respect to, the applicable Forgiven Installment plus all accrued and unpaid interest with respect thereto.

     (b) If Executive's employment by Payee is terminated prior to the expiration of the Forgiveness Term as a result of the resignation of Executive, then from and after the date that Executive notifies Payee of Executive's intention to resign (the "Resignation Date"), Section 3(a) shall be of no further force or effect, and upon the earlier of the date that Executive commences employment with any third party or the expiration of the ninety (90) day period after the Resignation Date, the Makers shall pay to Payee the principal amount of this Note and all accrued and unpaid interest with respect thereto that is then outstanding and has not been previously forgiven pursuant to Section 3(a) (the "Outstanding Balance").

     (c) If Executive's employment by Payee is terminated prior to the expiration of the Forgiveness Term due to an event that is covered by the Insurance Policy, then the entire Outstanding Balance shall be deemed forgiven and the proceeds of the Policy shall be Payee's sole recourse in respect of the Outstanding Balance.

     (d) If Executive's employment by Payee is terminated prior to the expiration of the Forgiveness Term for any reason other than that described in Sections 3(b) or (c) above, including but not limited to the termination of Executive's employment by Payee for any reason or no reason, then from and after the effective date of such termination (the "Termination Date"), Section 3(a) shall be of no further force or effect, and the Makers shall thereafter be liable for the prompt payment of the Outstanding Balance; provided that, from and after the Termination Date, the interest rate of this Note shall be adjusted to reflect the lowest applicable Federal rate then in effect for promissory notes having a repayment period equal to the "Payment Term" of this Note, as defined below. Principal and interest payments in respect of the Outstanding Balance shall be due and payable in consecutive monthly installments in the amounts to be set forth in the amortization schedule described in Section 3(d)(ii) below (each, a "Monthly Payment"), on the first day of each month commencing with the month immediately following the Termination Date and continuing until the expiration of the Payment Term, at Payee's address set forth above or at such other address as Payee shall designate in writing to either Maker. Each Monthly Payment first shall be applied against accrued interest amounts then outstanding, and the balance of such Monthly Payment shall then be applied against the principal amount of this Note.

          (i) The "Payment Term" shall be the number of months, commencing with the Termination Date, listed below opposite the applicable period in which the Termination Date occurs:

               Termination Date                                  Payment Period
               ----------------                                  --------------

     Before the first anniversary of the date of this Note         192 Months

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     After the first anniversary of the date of this Note, but     144 Months
     before the second anniversary of this Note

     After the second anniversary of the date of this Note, but     96 Months
     before the third anniversary of this Note

     After the third anniversary of the date of this Note, but      48 Months
     before the fourth anniversary of this Note

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          (ii) Within a reasonable time after the Termination Date, but in any event prior to the date that the first Monthly Payment is due and payable hereunder, Payee shall provide Maker with an amortization schedule for the Outstanding Balance that reflects the Monthly Payments due for the Payment Term, and such amortization schedule shall be a supplement to this Note.

4.   Prepayment; Set-Off.  This Note may be prepaid in full or in part at any
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time without premium or penalty.  The amounts due from the Makers hereunder shall not be subject to set-off by the Makers.

5.   Default and Acceleration.  The entire principal balance that has not been
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reduced or paid pursuant to Section 3 above, and all accrued interest thereon, shall become immediately due and payable upon demand by Payee if one or more of the following events shall have happened at any time after the Termination Date (each an "Event of Default") and shall be continuing at the time of such demand (except that no demand shall be necessary in the case of Subsection (b) below):

     (a) Default shall have been made in the payment of any principal or interest when and as due hereunder;

     (b) Either Maker shall: (i) file in any court pursuant a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of either of their assets; (ii) propose a written agreement for the composition or extension of the debts of either of them; (iii) be served with an involuntary petition against either of them, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; or (iv) make an assignment for the benefit of creditors; or

     (c) The entry of a material financial judgment against either Maker, or the issuing of any attachment or garnishment against any property of either Maker.

6.   Default Rate.  Notwithstanding anything to the contrary in this Note, upon
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an Event of Default, or if Executive resigns his employment with Payee and the
Outstanding Balance is not paid within the period required by Section 3(b) above, interest on the unpaid balance of this Note shall be deemed to have accrued at a rate equal to the lesser of eighteen percent (18%) per annum or the highest rate otherwise allowed by law (the "Default Rate").

7.   Presentment, Costs, Etc.    The Makers hereby waives presentment, protest,
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notice of protest, and notice of dishonor.  Subject to the provisions herein, each Maker covenants that if an Event of Default occurs, he or she will, to the extent that he or she it may lawfully promise so to do, pay to Payee such further amount as shall be sufficient to cover the cost and expense of collection or any other costs incurred by Payee in the exercise of any of its rights, remedies or powers under this Note, including reasonable compensation to the attorneys and accountants of Payee, and any amount thereof not paid promptly following demand therefor shall be added to the principal sum then due hereunder and shall bear interest at the Default Rate from the date of such demand until the date that such amounts are paid in full.

8.   Remedies Cumulative.    No right or remedy conferred upon or reserved to
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Payee hereunder, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

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9.   Waiver.  Each Maker agrees that Payee may release, compromise,
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forbear with respect to, waive, suspend, extend or renew any of the terms hereunder (and each Maker hereby waives any notice of any of the foregoing), and any action taken by Payee pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Payee, or of any Event of Default, or of any liability or obligation of either Maker, under this Note.

10.  Successors and Assigns.  This Note may be freely assigned by Payee.  The
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obligations of the Makers under this Note may not be assigned without the prior written consent of Payee. This Note inures to the benefit of Payee and binds the Makers, and their respective successors, heirs and permitted assigns.

11.  Notices.  All notices required to be given to any of the parties hereunder
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shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, or any national overnight delivery service, to such party at its address first set forth above, or to such other address for which notice is duly given to the other party. Such notice shall be deemed to be given when received if delivered personally, the next business day after the date sent if sent by national overnight delivery service, or two (2) business days after the date mailed if mailed by certified or registered mail. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

12.  Governing Law.  This Note shall be governed as to its validity,
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interpretation, and effect by the laws of the Commonwealth of Pennsylvania, notwithstanding the conflict-of-law doctrines of Pennsylvania or any other jurisdiction. Any legal proceeding arising out of or relating to this Note shall be heard in the Chester County, Pennsylvania Court or in the United States District Court for the Eastern District of Pennsylvania, and each Maker hereby consents to the personal and exclusive jurisdiction of such courts and hereby waives any objection that such Maker may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

     IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                    _______________________
                                    Jon M. Rogers, M.D.

                                    ________________________
                                    Traci J. Rogers

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